Exhibit 10.7

Service Agreement

Party A: Guangzhou Youxin Technology Co., Ltd.

Party B: Tencent Cloud Computing (Beijing) Co., Ltd.

Date of Signature: May 25, 2020

Party A: Guangzhou Youxin Technology Co., Ltd.

Address: Unit 1306, No. 13-1, Hai’an Road, Tianhe District, Guangzhou

Contact: Li, Penghui

Tel: 18825068495

Email: phil@youxin.cloud

Party B: Tencent Cloud Computing (Beijing) Co., Ltd.

Address: Yinke Building, No.38 Haidian Street, Haidian District, Beijing

Contact: Liu, Huayun

Tel: 95716

Email: cloud_hetong@tencent.com

I. Service List

1.1 Party A has purchased or used Tencent Cloud services through its Tencent Cloud service account 100011405011 (referred to as “the Account”). Please refer to the attached document “Tencent Cloud Service List” for the detailed services.

1.2 This agreement objectively describes the Tencent Cloud services that Party A has purchased or used. The specific terms and rules of the services, including the service content, service level, technical specifications, operation documents, billing standards, etc., shall be subject to the “Service Rules” displayed on the Tencent Cloud official website or other relevant pages.

II. Service Fees

2.1 To ensure timely service activation and continuous provision, Party A shall comply with this agreement and the service rules of the services it uses, and shall pay the fees in a timely manner. The specific billing standards and deduction cycles of each service shall be subject to the service rules.

2.2 Party A can make online payments or recharge via the Account, or pay the fees to Party B’s bank account below by bank transfer (if Party A chooses to pay offline, reasonable time should be reserved for Party B to verify the payment and complete the recharge of Party A’s account):

Account Name: Tencent Cloud Computing (Beijing) Co., Ltd.

Account Number: 1109073168106010002821238

Bank: China Merchants Bank Beijing Shangdi Branch

Remittance Remarks: Service fee for Account 100011405011 of Tencent Cloud services

2.3 Invoice

Party B will issue an invoice to Party A according to the Tencent Cloud service rules.

III. Other Provisions

3.1 This Agreement shall come into effect upon Party A’s purchase or use of Tencent Cloud services in any form contained in the attached document.

3.2 This Agreement and other provisions confirmed by both parties (including but not limited to offline signatures or seals, online agreements, etc.) such as “Tencent Cloud Service Agreement” (link: https://cloud.tencent.com/document/product/301/1967, changes to the link do not affect the validity of this clause) constitute the entire agreement between both parties regarding matters under this Agreement and shall be interpreted as a whole. (End of text)

Party A: Guangzhou Youxin Technology Co., Ltd.	Party B: Tencent Cloud Computing (Beijing) Co., Ltd.

Date: / /	Date: May 25, 2020

Attachment:

Tencent Cloud Service List
Total: 2,206.90 CNY
No.	Order No.	Product Name	Product Details	Quantity	Unit Price	Service Duration	Cost
1	20200117313564	Live Broadcast New Purchase	Package Version: 2172 CNY package; Data Package: 10T; Package validity period: 1 year Resource ID: 20200117313564	1	2,172.00 CNY	One-time purchase	2,172.00 CNY

2	20191210322098	Live Broadcast New Purchase	Data Package: 100G; Package validity period: 1 year Resource ID: 20191210322098	1	25.00 CNY	One-time purchase	9.90 CNY

3	20191210321619	Live Broadcast New Purchase	Package Version: 25 CNY package; Data Package: 100G; Package validity period: 1 year Resource ID:20191210321619	1	25.00 CNY	One-time purchase	25.00 CNY